Exhibit 16.1

                         BERKOVITS, LAGO & COMPANY, LLP
                  CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS

October 18, 2004

U.S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On October 18, 2004, this Firm received a draft copy of a Form 8-K to be filed by Bidville, Inc. reporting Item 4 - Changes in Registrant's Certifying Accountant.

We have no disagreements with the statements made in the Form 8-K, Item 4 disclosures.

Yours truly,

/s/ Berkovits, Lago & Company, LLP
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    Berkovits, Lago & Company, LLP




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